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                                                                    EXHIBIT 23.3
                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the use of our report (and all references to our Firm) included in or made a part of this registration statement.




                                                         /s/ ARTHUR ANDERSEN LLP
                                                         -----------------------
                                                         ARTHUR ANDERSEN LLP





Boston, Massachusetts
October 11, 1999